                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           OF DRESSER INDUSTRIES, INC.



                      RESTATEMENT EFFECTIVE JANUARY 1, 1998

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE 1      -    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2      -    PURPOSE OF PLAN. . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 3      -    ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 4      -    BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 5      -    VESTING AND FORFEITURE . . . . . . . . . . . . . . . . . . 6

ARTICLE 6      -    ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 7      -    CLAIMS AND APPEAL PROCEDURES . . . . . . . . . . . . . . . 7

ARTICLE 8      -    AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . 9

ARTICLE 9      -    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .10


APPENDIX A     -    SPECIAL PROVISIONS

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                         OF DRESSER INDUSTRIES, INC.


     Dresser Industries, Inc. hereby amends by restatement the Supplemental Executive Retirement Plan of Dresser Industries, Inc., effective January 1, 1998, upon the following terms and conditions:

                                  ARTICLE I
                                 DEFINITIONS

     The words and phrases defined hereinafter shall have the following meaning:

     SECTION 1.1. ACTUARIAL EQUIVALENT. An amount of equal value determined on the basis of the 1983 Group Mortality Table (blended - 50% male and 50% female) and using whichever of the following sets of interest rate factors (as more completely set forth in the Pension Plan) yields the greatest lump sum amount:
1) "Old" PBGC immediate rate, or 2) "New" PBGC graded rate.

     SECTION 1.2. BENEFITS COMMITTEE. The Employee Benefits Committee of Dresser Industries, Inc.

     SECTION 1.3.   BOARD.  The Board of Directors of Dresser Industries, Inc.

     SECTION 1.4. FOR CAUSE. Means gross, willful or intentional misconduct which causes harm to the Company.

     SECTION 1.5.   CHANGE OF CONTROL.  Means:

          (1)  The sale of all or a majority of Dresser's assets;

          (2)  Dresser's liquidation or dissolution;

          (3) The purchase of beneficial ownership of at least 30% of Dresser's common stock by any persons or entities acting in concert (or 30% of the combined voting power of Dresser's then outstanding voting securities entitled to vote generally in the election of directors); or

          (4) The approval by Dresser's stockholders of a reorganization, merger, or consolidation, the result of which is that the persons or entities which were stockholders immediately before the transaction do not own more than 50% of the combined voting power of the surviving entity's then outstanding voting securities entitled to vote generally in the election of directors.

     SECTION 1.6. COMPANY. Dresser Industries, Inc., or an entity partially or wholly owned by Dresser Industries, Inc. if so designated by the Compensation Committee.

     SECTION 1.7. COMPENSATION COMMITTEE. The Executive Compensation Committee of the Board of Dresser Industries, Inc.

     SECTION 1.8. DB PLANS. The Pension Plan as defined in Section 1.14 and the Related Plans as defined in Section 1.16, and corresponding non-qualified DB plan accruals in the Dresser Industries, Inc. ERISA Excess Benefit and Excess Compensation Plans.

     SECTION 1.9. DC PLAN. The Dresser Industries, Inc. Retirement Savings Plan-A and corresponding non-qualified DC plan balances in the Dresser Industries, Inc. ERISA Excess Benefit and Excess Compensation Plans.

     SECTION 1.10. EARNED BONUS. The amount of bonus awarded to an Executive pursuant to the Company's annual bonus program/s regardless of whether that bonus is paid, "carried over" or deferred.

     SECTION 1.11. EXECUTIVE. An individual designated by the Benefits Committee who is employed by the Company and has attained the position of Corporate Vice President or any higher position, Division President, or equivalent title as approved by the Benefits Committee. The term "Executive" also shall include any individual found by the Compensation Committee to have been employed by the Company or an entity partially or wholly owned by the Company in an equivalent position and declared eligible for this Plan.

     SECTION 1.12. ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     SECTION 1.13. FINAL AVERAGE SALARY. The average of the five highest consecutive bonus payments made during the ten most recent calendar years including the year during which the

Employee's retirement, death, or disability occurs, plus the Employee's annualized base rate of pay in effect immediately prior to the date of determination.

     SECTION 1.14. PENSION PLAN. The Dresser Industries, Inc. Consolidated Salaried Retirement Plan, as frozen May 31, 1995.

     SECTION 1.15. PLAN. The "Supplemental Executive Retirement Plan of Dresser Industries, Inc.", as set forth herein.

     SECTION 1.16. RELATED PLAN. Any Company sponsored qualified or non-qualified defined benefit or defined contribution pension plan (which may or may not be terminated) for nonunion salaried employees, other than the Pension Plan or the DC Plan.

     SECTION 1.17. YEARS OF SERVICE. For the purposes of this Plan, Years of Service shall begin on the date of first employment by Dresser Industries, Inc. and shall end upon severance from service, or such other dates as determined by the Benefits Committee.


                                 ARTICLE II
                               PURPOSE OF PLAN

     SECTION 2.1. PURPOSE. The purpose of the Plan is to provide a consistent benefit structure for eligible Executives which assures that eligible Executives do not suffer a diminution of retirement benefits as a consequence of having diverse and divergent participation in related Company, joint venture or predecessor employer retirement plans. This is an unfunded plan described in sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.


                                 ARTICLE III
                                 ELIGIBILITY

     SECTION 3.1. GENERAL ELIGIBILITY. An Executive shall be covered by this Plan if he/she is an Executive and meets the requirements of Section 3.2 below.

     SECTION 3.2. ELIGIBILITY FOR BENEFIT. An Executive or former Executive (or his spouse or beneficiary) shall be eligible for a benefit determined under
Section 4.1, under the following circumstances:

     (a) The Executive dies while employed, or becomes disabled under circumstances that would entitle him to Disability Benefits under the qualified Pension Plan (or similar disability provisions of a qualified Related Plan or the qualified DC Plan that are applicable to him/her); or

     (b) The Executive or former Executive voluntarily terminates and the Executive has earned five (5) years of service as an Executive during the ten
(10) year period ending on his/her termination date, and terminates after Age Fifty Five (55) with ten (10) years of service; or

     (c) The Executive or former Executive is involuntarily terminated and has earned five (5) years of service as an Executive during the ten (10) year period ending on his/her termination date; or

     (d) If the Executive's eligibility has been established and approved by the Compensation Committee.

     SECTION 3.3. SPOUSES AND BENEFICIARIES. The extent of a surviving spouse's or beneficiary's eligibility to receive benefits after an Executive's death is determined by the eligibility of the Executive for Plan coverage under
Section 3.1 and Section 3.2(a). Where eligibility is established, the surviving spouse or beneficiary shall be entitled to the Executive's entire benefit consistent with the terms of this Plan. Priority, as between a spouse or named beneficiary, shall be as established under the qualified DC Plan.


                                 ARTICLE IV
                                  BENEFITS

     SECTION 4.1. AMOUNT OF BENEFITS. Determined as of the Executive's termination date, the amount of the benefit payable under this Section 4.1, if any, shall be determined as follows:

     STEP (1) DETERMINATION OF TARGET RETIREMENT INCOME AMOUNT. At age 65, an Executive shall be entitled to receive 2% of his/her Final Average Salary, multiplied by the Executive's Years of Service (up to a maximum of Thirty (30) Years of Service).

If termination occurs prior to age 65, a reduction of .2% from the above formula will be assumed for each month necessary after termination that is necessary to attain age 65.

     STEP (2) DETERMINATION OF RETIREMENT INCOME AMOUNT. Determined as of the Executive's termination date, with respect to the Executive, determine the sum of:
     (a) the Executive's monthly pension computed under the Pension Plan, any Related Plan, and/or any predecessor DB plan, or joint venture employer DB plans,
     (b) the Actuarial Equivalent of the Executive's employer contribution accounts under the DC Plan, any similar DC plan, and/or any predecessor DC plan, or joint venture employer DC plans, (except that, should an executive not contribute at a rate which yields the maximum employer contribution, a minimum employee contribution rate which yields the maximum employer contribution will be assumed and hypothetically calculated),
     (c) the Actuarial Equivalent of the Executive's "pension equivalent annuity credits" (for both DB and DC Plan components, as determined and recorded under the Dresser Industries, Inc. Deferred Compensation Plan); and

To the extent that balances or amounts reflected in (a), (b), and/or (c) above are distributed prior to the Executive's termination date, the Company will recognize these amounts for offset purposes and will assume an appropriate rate of return from the date of distribution until the calculation of the benefit provided by this Plan.

     STEP (3) DETERMINATION OF THE BENEFIT (IF ANY) PAYABLE UNDER THIS SECTION
4.1.  If the amount determined in Step (1) exceeds the amount determined in Step
(2), the annual difference will be paid under this Plan. The Actuarial Equivalent of such annual benefit shall be converted to, and paid in, a lump sum in accordance with 4.3 below. If the amount determined in Step (1) does not exceed the amount determined in Step (2), no benefit is payable under this Plan.

Notwithstanding the provisions of this Section, for Executives participating in the Plan on December 31, 1997, it is explicitly understood that, if the Executive's projected benefit due under the Plan prior to this Restatement provides a target retirement income under its Step (1) of Section 4.1 which exceeds the maximum benefit provided in Step (1) of Section 4.1 of this Restatement, then the greater of the two actual target retirement incomes will be paid to the Executive.

     SECTION 4.2. FUNDING OF BENEFITS UPON CHANGE OF CONTROL. Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than ninety (90) days following such Change of Control, make an irrevocable contribution of additional cash to the Trust in an amount sufficient to pay each Executive's and Executive's beneficiary 120% of the value of accrued benefits which may become payable thereafter pursuant to the terms of the Plan as in effect on the date of the Change of Control. Upon a Change of Control, all funded amounts will be immediately vested irrespective of the terms of Section
5.1 below.

     SECTION 4.3. FORM OF BENEFIT. Benefits under this Plan shall be payable in a lump sum to the Executive, or to the Executive's DC Plan Beneficiary in the event of the Executive's death as soon as practicable following the Executive's termination. With the approval of the Benefits Committee, the Executive may elect that Plan benefits be paid in a different form authorized under the DC Plan.

     SECTION 4.4. TIME OF BENEFIT PAYMENTS. Benefits due under this Plan shall be determined by the Benefits Committee at the time of the Executive's termination of employment. Except in the case of a lump-sum payment, such benefits shall be paid by the Company monthly in advance. In the case of a lump-sum payment, such payment shall be made as closely as practicable to the time such payment would be made if it were paid from the Pension Plan. Such payments shall be made by the Company out of its general assets and shall not be funded in any manner, expect as provided in Section 4.2 above.


                                ARTICLE V
                         VESTING AND FORFEITURE

     SECTION 5.1. VESTING. An Executive shall vest in benefits under this Plan at the time such person terminates and is eligible under Section 3.2. No Executive (nor the beneficiary of such person) whose employment is terminated For Cause, as determined by the Compensation Committee, shall vest in any benefits under this Plan, even if such termination is deemed a retirement under provisions of the Pension Plan, a Related Plan or the DC Plan.

     SECTION 5.2. FORFEITURE. The Compensation Committee may declare forfeited any or all future benefits of an Executive (and/or his/her beneficiary) if the Compensation Committee in its sole discretion determines that such person has taken or allowed any action that is a violation of the Dresser Code of Conduct, has engaged in serious and willful misconduct in connection with his/her employment, or competes with or assists others to compete with the Company, without written consent of the Company.


                                  ARTICLE VI
                                ADMINISTRATION

     SECTION 6.1. DUTIES OF BENEFITS COMMITTEE. This Plan shall be administered by the Benefits Committee in accordance with its terms and purposes. The Benefits Committee shall have the sole discretionary duty and authority to interpret the provisions of this Plan (and any private letter agreement affecting an Executive's benefits under the Plan) and determine the amount and manner of payments of the benefits due to or on behalf of each Executive from this Plan and shall cause them to be paid accordingly.

     SECTION 6.2. FINALITY OF DECISIONS. The decisions made and the actions taken by the Benefits Committee in the administration of this Plan shall be final and conclusive on all persons, and the members of the Benefits Committee shall not be subject to individual liability with respect to this Plan.


                                   ARTICLE VII
                          CLAIMS AND APPEAL PROCEDURES

     SECTION 7.1. PURPOSE. The purpose of the claims and appeal provisions set forth in Sections 7.1 through 7.11 is to secure the speedy, inexpensive resolution of all disputes over Plan benefits and rights granted by the Plan. These provisions shall be liberally construed so as to avoid litigation and its attendant expenses.

     SECTION 7.2. CLAIMS PROCEDURE. Each Executive who claims entitlement to any right or benefit under the Plan ("claimant") may submit a claim with respect to that benefit or right under the procedure set forth in the Dresser Industries, Inc. Retirement Savings Plan-A.

     SECTION 7.3 APPEAL PROCEDURE. When a claim has been or is deemed denied, the claimant (hereinafter referred to as appellant) shall have the right within 60 days after receipt of written notice thereof or the date the claim is deemed denied to file an appeal with the Benefits Committee and to go through the appeal procedure herein set forth. All appeals shall be in writing, and shall set forth the reasons why the appellant believes the decision denying his/her claim is erroneous. The Benefits Committee shall render a decision on the appeal in writing not later than 60 days after receipt of the written appeal.

     The decision of the Benefits Committee shall be final and shall be binding upon the appellant, his/her beneficiaries, heirs, and assigns and all other persons claiming by, through or under him.

     A failure to file a claim and an appeal in the manner and within the time limits set forth herein shall be deemed a failure by the aggrieved party to exhaust his/her administrative remedies and shall constitute a waiver of the rights or benefits sought to be established under the Plan.

     SECTION 7.4. EXHAUSTION OF ADMINISTRATIVE REMEDIES. No legal action to recover Plan benefits or to enforce or to clarify rights under the Plan shall be commenced under section 502(a)(1)(B) of ERISA, or under any other provisions of law, whether or not statutory, unless and until the claimant first shall have exhausted the claims and appeal procedures available to him hereunder in Sections 7.1-7.3. A claimant must raise all issues and present all theories relating to the Executive's claim to the Benefits Committee at one time. Otherwise, the claimant shall be deemed to have abandoned forever all issues and theories not raised and presented to the Benefits Committee.

     SECTION 7.5. LIMITATION ON ACTIONS. Any suit brought to contest a decision of the Benefits Committee shall be filed in a court of competent jurisdiction within 1 year from receipt of written notice of the Benefits Committee's final decision or from the date the appeal is deemed denied, and any suit not filed within this 1-year limitation period shall be dismissed by the court. Service of legal process shall be made upon the Plan by service upon the Benefits Committee.

     SECTION 7.6. FEDERAL PREEMPTION. All state law causes of action that arise out of or relate to this Plan or to entitlement to rights or benefits under the Plan shall be deemed to have been preempted by section 514 of ERISA.

     SECTION 7.7. NO RIGHT TO JURY TRIAL; EVIDENCE. In any suit contesting a decision of the Benefits Committee, all issues of fact shall be tried by the court and not by a jury. No evidence may be introduced in court which was not previously presented to the Benefits Committee and no evidence may be introduced to modify or contradict the terms of the Plan document.

     SECTION 7.8. SCOPE OF REVIEW. The Benefits Committee shall have full discretionary authority to interpret and apply the terms of this Plan document and other relevant documents and relevant provisions of law, and deference shall be afforded the Benefits Committee's decisions. This grant of authority shall be broadly construed and shall include the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms, and to supply missing terms reasonably necessary to resolution of claims and appeals. No finding of fact by the Benefits Committee shall be set aside by a court unless the party contesting the finding shall prove by clear and convincing evidence that the finding is arbitrary and capricious. No conclusion of law reached by the Benefits Committee shall be reversed by a court unless the party contesting the conclusion shall demonstrate that the Benefits Committee is guilty of manifest disregard of law.

     SECTION 7.9. LIMITATION ON DAMAGES. In any suit over Plan benefits or rights, recovery shall be limited to the amount of benefits found due, without interest, or to specific enforcement of rights established under the Plan, and shall not include any other damages whether denominated incidental, special, consequential, collateral, compensatory, exemplary, punitive or whatever.

     SECTION 7.10. PARTICIPANT PLAN DATA. The Benefits Committee may issue, or cause to be issued, from time to time statements to Executives, retirees or beneficiaries indicating eligibility, service or other data regarding their Plan benefits. If any such person wishes to challenge the accuracy of such data, the person shall do so in the manner and within the time limits set forth above in Sections 7.1-7.9.

     SECTION 7.11. FINAL DETERMINATION OF RIGHTS AND BENEFITS. After termination of the Plan, the Benefits Committee may direct a final determination of the rights and benefits of some or all Executives having an interest in the Plan. The determination with respect to any person may be mailed to that person at the Executive's last known address and that person may be given 90 days within which to challenge the determination through the claims and appeal procedures set forth in Sections 7.1-7.10. The mailing of a copy of a determination to a person at his/her last known address shall be deemed constructive receipt by that person of a copy of the determination. Any determination not challenged through the claims and appeals procedures shall govern an Executive's rights under the Plan, and the rights of any person claiming by, through or under him.


                                 ARTICLE VIII
                          AMENDMENT AND TERMINATION

     SECTION 8.1. AMENDMENT AND TERMINATION. The Company intends to maintain this Plan as long as it is appropriate. However, the Company reserves the right to amend and/or terminate it at any time without the consent of any Executive,
(a) by the Board of Directors of the Company, or (b) in the case of amendments which do not materially modify the provisions hereof, the Benefits Committee; provided, however, that no such amendment or termination shall reduce any benefits accrued under the terms of this Program prior to the date of termination or amendment.

                                 ARTICLE IX
                                MISCELLANEOUS

     SECTION 9.1. NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall be construed as a contract of employment between the Company or any subsidiary or joint venture company and any employee, or as a right of any employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees with or without cause.

     SECTION 9.2. ENTIRE AGREEMENT; SUCCESSORS. This Plan, including any subsequently adopted amendments, shall constitute the entire agreement or contract between the Company and any Executive regarding this Program. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between an Executive and the Company relating to the subject matter hereof, other than those set forth herein. This Plan and any amendments hereof shall be binding on the Company and the Executives and their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated beneficiaries of the Executive.

     SECTION 9.3. GOVERNING LAW. The laws of the State of Texas shall govern this Plan.

     SECTION 9.4. NONASSIGNABILITY. To the extent permitted by law, the right of any Executive or any beneficiary in any benefit hereunder shall not be subject to attachment or any other legal process for the debts of such Executive or beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.




Dated:
      ---------------------------------


DRESSER INDUSTRIES, INC.


By:
   ------------------------------------

Title:
      ---------------------------------

                                   APPENDIX A
                              SPECIAL PROVISIONS


On November 19, 1997, the Board of Directors of Dresser Industries, Inc. approved a pension benefit enhancement for Ben Stuart which is to be provided through this Plan. Therefore, for benefit calculation purposes under the provisions of this Plan, Ben Stuart will be deemed to have retired at age 65 regardless of his actual age on the date of his retirement.